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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen California Dividend Advantage Municipal Fund 3 filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-58712) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10347).



                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
August 24, 2001